EXHIBIT 99.2
                                                               ------------

                               REVOCABLE PROXY
                   CITIZENS SAVINGS BANK AND TRUST COMPANY

                       SPECIAL MEETING OF SHAREHOLDERS


                         ___________, _______, 1999

The undersigned shareholder(s) hereby appoints Edward R. Zuccaro, Esq.
and Susan O. Laferriere, and each of them individually, as proxies, with full power of substitution in each, to vote all shares of common stock of Citizens Savings Bank and Trust Company ("Citizens") that the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of Citizens to be held at _______________________, Vermont on ____________, ________, 1999
at 10:00 a.m., Eastern Time, and at any adjournment thereof.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.


Please complete, sign, date and mail this proxy card promptly in the enclosed postage-paid envelope to Citizens Savings Bank and Trust Company, P.O. Box 219, St. Johnsbury, Vermont 05819 Attn: Wendy McReynolds Somers. If you do not sign and return your proxy or attend the meeting and vote in person, your shares cannot be voted.


1. To approve the Affiliation Agreement between Citizens and Union Bankshares, Inc. ("Union") dated as of February 16, 1999 and a related Agreement and Plan of Merger (together, the "Agreement"), pursuant to which Citizens will merge with an interim bank subsidiary of Union, with Citizens as the surviving corporation, and with the result that Citizens will become a wholly-owned subsidiary of Union, all upon the terms and subject to the conditions set forth in the Agreement and as described in the Joint Proxy Statement/Prospectus of Union and Citizens dated ________________, 1999.
            [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with the recommendations of Citizens' management. The Board of Directors is not aware of any matter which is to be presented for action at the Special Meeting other than as set forth on this card.


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This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR Item 1.

              Please sign exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, guardian or in any other representative capacity, please so indicate. If a corporation, please sign in corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

              _______________________________________________
              Signature of Shareholder             Date

              _______________________________________________
              Signature of Shareholder             Date


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